Exhibit 10.17

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into and is effective as of this 18th day of July, 2007, by and between Silicon Valley Bank (“Bank”) and INTERLINK ELECTRONICS, INC., a Delaware corporation (“Borrower”) whose address is 546 Flynn Road, Camarillo, CA 93012.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 19, 2006 as amended by that certain First Amendment to Loan and Security Agreement dated as of April 6, 2007 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) change certain definitions and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 13 (Definitions). The following terms and their definitions set forth in Section 13.1 are added or amended in their entirety and replaced with the following:

“Cash Management Services Sublimit” means $150,000 (based upon product commitments, not actual usage), minus (a) all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (b) the FX Reserve; provided however once all Indebtedness owed by Borrower to the PIPE Investors becomes Subordinated Debt such term shall mean

$1,000,000 (based upon product commitments, not actual usage), minus (a) all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (b) the FX Reserve

“Letter of Credit Sublimit” means $150,000, minus (a) all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (b) the FX Reserve, and minus (c) any amounts used for Cash Management Services; provided however once all Indebtedness owed by Borrower to the PIPE Investors becomes Subordinated Debt, such term shall mean $1,000,000, minus (a) all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (b) the FX Reserve, and minus (c) any amounts used for Cash Management Services

“FX Reserve” means $150,000, minus (a) all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (b) any amounts used for Cash Management Services; provided however once all Indebtedness owed by Borrower to the PIPE Investors becomes Subordinated Debt, such term shall mean $1,000,000, minus (a) all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (b) any amounts used for Cash Management Services

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) Unsecured Indebtedness to trade creditors and with respect to surety bonds and similar obligations incurred in the ordinary course of business;

(e) Unsecured Indebtedness to the PIPE Investors in an amount not to exceed $5,000,000;

(f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g) Indebtedness in an aggregate principal amount not to exceed $50,000 secured by Permitted Liens; and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“PIPE Investors” is Special Situations Fund, III Q.P., L.P., Special Situations Fund III, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., SRB Greenway Capital, L.P., SRB Greenway Capital (Q.P.), L.P. SRB Greenway Offshore Operating Fund, L.P., Harvest Small Capital Partners, L.P., Harvest Technology Partners, L.P., Potomac Capital Partners, LP, Potomac Capital International Ltd. and Pleiades Investment Partners-R, LP.

3. No Further Advances. Until such time as all Indebtedness owed by Borrower to the PIPE Investors becomes Subordinated Debt, Borrower shall not be permitted to request any Advances under the Loan Agreement.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be effective as of the date first written above upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amendment fee in an amount equal to $12,500.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Interlink Electronics, Inc.

By:	/s/ Derek Brunelle	By:	/s/ Charles Best
Name:	Derek Brunelle	Name:	Charles Best
Title:	Vice President	Title:	CFO